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                                                                      EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS


     We consent to the incorporation by reference in this Annual Report on Form 10-K of Paine Webber Group Inc. of our report dated January 31, 1995, included in the 1994 Annual Report to Stockholders of Paine Webber Group Inc.

     We also consent to the incorporation by reference in the registration statements on Form S-8 (Registration Nos. 2-56284, 2-64984, 2-74819, 2-78627, 2-81554, 2-87418, 2-92770, 33-2959, 33-20240, 33-22265, 33-39539,
     33-45583, 33-65296, 33-65298, 33-53489, 33-55451 and 33-55457) and on Form
     S-3 (Registration Nos. 2-99979, 33-7738, 33-29253, 33-33613, 33-38960,
     33-39818, 33-47267, 33-56156, 33-58124, 33-53776, 33-51149, 33-52695 and
     33-52695-01) of Paine Webber Group Inc. and in the related prospectuses, of our reports dated January 31, 1995 with respect to the consolidated financial statements and consolidated financial statement schedules of Paine Webber Group Inc. included and/or incorporated by reference in this 1994 Annual Report on Form 10-K for the year ended December 31, 1994.


                                                         /s/ ERNST & YOUNG LLP
     New York, New York
     March 24, 1995